UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2010

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 California Avenue, Irvine, California		92617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 926-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 27, 2010 the Board of Directors of Broadcom Corporation elected Rajiv Ramaswami as Executive Vice President & General Manager, Enterprise Networking Group, effective upon his commencement of employment February 1, 2010.

Mr. Ramaswami, 44, served as Vice President and General Manager of the Cloud Services and Switching Technology Group of Cisco Systems, Inc., from October 2009 through January 2010. Previously, from September 2002 to October 2009, he served as Vice President and General Manager for a variety of Cisco’s Business Units in Optical, Switching, and Storage Networking. Prior to joining Cisco, Mr. Ramaswami held various technical and leadership positions at Xros, Tellabs, Inc., and IBM’s T.J. Watson Research Center. Mr. Ramaswami holds M.S. and Ph.D. degrees in Electrical Engineering from the University of California, Berkeley, and a B. Tech. degree from the Indian Institute of Technology in Madras.

On January 27, 2010 Broadcom announced that Mr. Ramaswami was joining the company as its Executive Vice President & General Manager, Enterprise Networking Group. The full text of the press release is included as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 – Press Release dated January 27, 2010 of the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

January 27, 2010	By:	/s/ Eric K. Brandt

Name: Eric K. Brandt
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 27, 2010 of the Registrant.